UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	87-0966308
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

60 State Street, Boston, MA 02109

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value of $0.001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-256506

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of common stock, par value $0.001 per share (the “common stock”), of Pioneer Municipal High Income Opportunities Fund, Inc. (the “Registrant”). The description of the common stock is incorporated by reference to the description contained under the caption “Description of Shares” in the Registrant’s Registration Statement on Form N-2 (1933 Act File No. 333-256506; 1940 Act File No. 811-23699) (the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2021 (Accession No. 0001193125-21-173723), as amended by Pre-Effective Amendment No. 1 to the Registration Statement, as filed with the Commission on July 13, 2021 (Accession No. 0001193125-21-213969), as amended by Pre-Effective Amendment No. 2 to the Registration Statement, as filed with the Commission on July 26, 2021 (Accession No. 0001193125-21-223230), and as amended by Pre-Effective Amendment No. 3 to the Registration Statement, as filed with the Commission on July 28, 2021 (Accession No. 0001193125-21-225948). Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC.

Date: August 3, 2021	By:	/s/ Christopher Kelley
		Name:	Christopher Kelley
		Title:	Secretary